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                                                                   EXHIBIT 10.24

February 26, 2000

eMedsecurities, Inc.
800 James Avenue
Scranton, PA 18510

Gentlemen:

In connections with our letter of understanding dated the date hereof (the "Understanding") we hereby agree to indemnify and hold harmless you and your affiliates, the respective directors, officers, stockholders, agents and employees of you and your affiliates and each other person controlling you or any of your affiliates (collectively referred to as "you" and "your"), to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses (collectively, "Losses") incurred by you (including fees and disbursements of counsel) which ( i ) results from or arise out of actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by us or by you with our consent or in conformity with our actions or omissions or (ii) are otherwise result from or arise out of your activities on our behalf in connection with our Understanding, and we will reimburse you for all reasonable expenses (including fees and disbursements of counsel) as they are incurred by you in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which you are a party. We will not be responsible, however, for any Losses pursuant the preceding sentence which are finally judicially determined to have resulted primarily from your willful misfeasance, gross negligence or breach of provision 4 in the Understanding. We also agree that you shall not have any liability to us for or in connection with such Understanding except for Losses incurred by us which are finally judicially determined to have resulted primarily from your willful misfeasance or gross negligence or breach of Provision 4 in the Understanding. We further agree that we will not, without the prior written consent of eMedsecurities ("EMED") settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not you are an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of you from all liability arising out of such claim, action, suit or proceeding. Payments pursuant to this paragraph shall be paid by us promptly upon receipt of statement(s) from EMED setting forth the amounts with respect to which indemnification and/or reimbursement is sought pursuant to this paragraph.

We agree if any indemnification sought by you pursuant to this letter agreement is unavailable or insufficient to hold you harmless, then (whether or not EMED is the indemnified person), we and EMED will contribute to the Losses for which such indemnification is unavailable or insufficient in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and EMED on the other hand, in connection with our Understanding referred to above, subject to the limitation that in any event EMED's aggregate contribution to all Losses with respect to which contribution is available hereunder will not exceed the amount of fees actually received by EMED from us pursuant to our Understanding referred to above. Our indemnity, reimbursement
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and contribution obligations under this letter agreement shall be in addition to any rights that you may have at common law or otherwise. We hereby consent to personal jurisdiction and service and venue in any court in which any claim which is subject to this letter agreement is brought against you. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any right to trial by jury with respect to any claim or proceeding related to or arising out of our Understanding or this agreement is waived. It is understood that, in connection with our Understanding, EMED may also be engaged to act in one or more additional capacities, and that the terms of the original Understanding or any such additional Understanding(s) may be embodied in one or more separate written agreements. The provisions of this letter agreement shall apply to the original Understanding, any such additional Understanding(s) and any modification of the original Understanding or such additional Understanding(s) and shall remain in full force and effect following the completion or termination of the Understanding.

Very truly yours,


CENTAUR PHARMACEUTICALS, INC.

By:   /s/ Lucy Day
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Lucy Day
Chief Financial Officer

Accepted:

EMEDSECURITIES, INC.

By:   /s/ Robert W. Naismith, Ph.D.
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Robert W. Naismith, Ph.D.
Chairman and CEO